Exhibit 4.02
FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
     THIS FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of November 11, 2005, by and among Shutterfly, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”
RECITALS
     WHEREAS, certain of the Investors (the “Prior Investors”) possess registration and other rights granted pursuant to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated October 11, 2002, by and between the Company and the persons listed on the Schedule of Investors attached thereto (the “Prior Agreement”);
     WHEREAS, certain of the Investors (the “Series F Investors”) are parties to the Series F Preferred Stock Purchase Agreement of even date herewith as such agreement may be amended from time to time (the “Series F Agreement”) among the Company and the persons listed on the Schedule of Investors attached thereto, pursuant to which the Series F Investors are purchasing shares of Series F Preferred Stock of the Company (the “Financing”); and
     WHEREAS, in order to induce the Company to approve the issuance of the Series F Preferred Stock and to induce the Series F Investors to invest funds in the Company pursuant to the Series F Agreement, the Prior Investors, representing a majority of the Holders of Registrable Securities (as defined hereinafter) outstanding prior to the issuance of the Series F Preferred Stock, hereby agree to waive their rights under the Prior Agreement including (without limitation) any Right of First Offer with respect to the sale and issuance of Series F Preferred Stock, and the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein;
     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Registration Rights. The Company covenants and agrees as follows:
          1.1 Definitions. For purposes of this Section 1:
               (a) The term “Act” means the Securities Act of 1933, as amended.
               (b) The term “Form S-3” means such form under the Act as in effect on the date hereof and as may be amended from time to time, or any similar successor registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
               (c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

               (d) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.
               (e) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
               (f) The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or document.
               (g) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by the Holders and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned in accordance with Section 1.11 hereof.
               (h) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
               (i) The term “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.
          1.2 Request for Registration.
               (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from any Holder or Holders who in the aggregate hold forty percent (40%) or more of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $7,500,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use its best efforts to effect, as soon as practicable, the registration under the Act (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Act) and as would permit or facilitate the sale and distribution of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).
               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
               (c) The Company shall not be required to effect a registration pursuant to this Section 1.2:
                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
                    (ii) after the Company has effected three (3) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or
                    (iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3 below (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; or
                    (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.4 hereof; or
                    (v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.
          1.3 Company Registration.
               (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. Such written request by each Holder may specify all or a part of that Holder’s Registrable Securities.
               (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
               (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the Registrable Securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty-five percent (35%) of the total amount of securities included in such offering, unless such offering is the Initial Offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included, or (ii) notwithstanding (i) above, any shares being sold by a Holder exercising a demand registration right granted in Section 1.2 be excluded from such offering. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
          1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders who in the aggregate hold at least ten percent (10%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) use its best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:
                    (i) if Form S-3 is not available for such offering by the Holders; provided, however, that after its Initial Offering the Company shall use its best efforts to qualify for registration on Form S-3 in accordance with Section 1.10 below;
                    (ii) if the Holders, together with the holders, of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;
                    (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period;

                    (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; or
                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.
          1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter;
               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
               (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
               (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
               (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed; and
               (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
          1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.
          1.7 Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one special counsel for the selling Holders, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses.
          1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (each an “Indemnified Party” and collectively the “Indemnified Parties”), against any expenses, losses, claims, damages or liabilities (joint or several) (or actions, proceedings, or settlements in respect thereof) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission therein of a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending or settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Indemnified Party; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.
               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any expenses, losses, claims, damages or liabilities (joint or several) (or actions, proceedings, or settlements in respect thereof) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such expenses, losses, claims, damages or liabilities (or actions, proceedings, or settlements in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending or settling any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
               (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to address a provision addressed in this Agreement shall not be such a conflict.
               (f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering;
               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
          1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, affiliate, parent, partner, limited partner, retired partner, member or retired member or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) acquires at least 50,000 shares of the original purchaser’s Registrable Securities (or, if the transferring holder owns less 50,000 shares, all of the transferring holder’s securities), subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.12 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
          1.12 “Market Stand-Off’ Agreement. In connection with the Company’s Initial Offering and if requested by the Company or managing underwriter of such offering, each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired except shares acquired in the public resale market), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that all executive officers, directors and five-percent (5%) security holders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
          1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the Initial Offering or (ii) as to any Holder, at such time as (A) all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act, (B) the Company has completed its Initial Offering, and (C) such Holder holds Registrable Securities constituting less than two percent (2%) of the outstanding voting stock of the Company.
          1.14 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.
     2. Covenants of the Company.
          2.1 Delivery of Financial Statements. The Company shall deliver to each Investor that holds at least (i) 200,000 shares of Series A Preferred Stock or Series B Preferred Stock; (ii) at least 25,000 shares of Series C Preferred Stock; or (iii) 200,000 shares of Series F Preferred Stock (or the Common Stock issued upon conversion thereof and each as adjusted for any future stock split, stock dividend, recapitalization or the like):
               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
               (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter prepared in accordance with GAAP consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made;
               (c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail prepared in accordance with GAAP consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made;
               (d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and
               (e) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that the Board of Directors of the Company deems in good faith to be a trade secret or similar confidential information.
          2.2 Inspection. The Company shall permit each Investor that holds at least (i) 200,000 shares of Series A Preferred Stock or Series B Preferred Stock; (ii) at least 25,000 shares of Series C Preferred Stock; or (iii) 200,000 shares of Series F Preferred Stock (or the Common Stock issued upon conversion thereof and each as adjusted for any future stock split, stock dividend, recapitalization or the like), at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor, provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.
          2.3 True Books and Records. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied.
          2.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.
          2.5 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or Board of Directors.

          2.6 Certain Right of First Refusal Matters. For a period of six (6) months from the date of this Agreement, in the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to Sutter Hill Ventures or its affiliates. For a period of six (6) months from the date of this Agreement, in the event that the Company becomes aware that any preferred stockholder proposes to sell any of its shares of preferred stock during such period, the Company will use its good faith commercial efforts to cause such stockholder to offer Sutter Hill Ventures or its affiliates a right of first offer in respect of such shares that such preferred stockholder proposes to sell.
          2.7 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.
          2.8 Termination of Information Covenant. The covenants set forth in Sections 2.1, 2.2, 2.4, 2.5 and 2.6 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated.
          2.9 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.9, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a Major Investor shall mean any Investor or transferee that holds (i) at least 200,000 shares of Series A Preferred Stock or Series B Preferred Stock; (ii) at least 25,000 shares of Series C Preferred Stock; (iii) at least 280,899 shares of Series D Preferred Stock; or (iv) 200,000 shares of Series F Preferred Stock (or the Common Stock issued upon conversion thereof and each as adjusted for any future stock split, stock dividend, recapitalization or the like). For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.
          Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions.
               (a) The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.
               (b) By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock and any other securities of the Company then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Major Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock and any other securities of the Company then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon the conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.
               (c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.9(b) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
               (d) The right of first offer in this paragraph 2.4 shall not be applicable to (i) the issuance or sale of shares of capital stock to employees, consultants, service providers, officers or directors of the Company pursuant to stock purchase or stock option plans or agreements approved by the Board (including options granted and outstanding prior to the Financing) (or such higher number of shares approved by the Board, including at least one representative of the Investors); (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock resulting in proceeds to the Company of at least $20,000,000 in the aggregate; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement; (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by the Board of Directors of the Company; (v) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions, in each case where the primary purpose of such transaction is not equity financing approved by the Board of Directors of the Company; (vi) the issuance of securities pursuant to currently outstanding options, warrants, notes, or other rights to acquire securities of the Company; (vii) stock splits, stock dividends or like transactions; (viii) shares of Common Stock or convertible securities issued pursuant to any OEM, technology license, marketing, or strategic partnership agreements approved by the Board of Directors; or (ix) the issuance and sale of Series F Preferred Stock pursuant to the Series F Agreement (and the common stock issuable upon conversion of the Series F Preferred Stock).

          2.10 Termination of Certain Covenants. The covenants set forth in Section 2.9 shall terminate and be of no further force or effect upon the earlier of (i) the consummation of the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, or (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company.
          2.11 Vesting Schedule for Employee Stock. Unless otherwise approved by the Board, all stock and option grants to employees of the Company shall vest with respect to 25% of the shares after 12 months of service, and the balance in equal monthly installments over the next 36 months of service.
     3. Miscellaneous.
          3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.
          3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on Schedule A hereof, or at such other address as such party may designate by seven (7) days’ advance written notice to the other parties.
          3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.
          3.8 New Investors. Notwithstanding anything herein to the contrary, if pursuant to Section 2.2 of the Series F Agreement, additional parties may purchase shares of Series F Stock as “New Investors” thereunder, then each such New Investor shall become a party to this Agreement as an “Investor” hereunder, without the need any consent, approval or signature of any Investor when such New Investor has both: (a) purchased shares of Series F Stock under the Series F Agreement and paid the Company all consideration payable for such shares and (b) executed one or more counterpart signature pages to this Agreement as an “Investor,” with the Company’s consent. Immediately after a New Investor becomes a party hereto in accordance with the provisions of this Section 3.8, Schedule A to this Agreement will be amended to list such New Investor as an “Investor” hereunder.
          3.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          3.10 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          3.11 Prior Agreement. The Prior Agreement is hereby superseded in its entirety and shall be of no further force or effect.
          3.12 Waiver of Right of First Offer. On behalf of such Investor and all other Investors, each existing Investor executing this Agreement hereby waives any right of notice or right of first offer with respect to the sale of the Series F Preferred Stock (and the common stock issuable upon conversion thereof pursuant to the terms of the Series F Agreement) to which such existing Investor and all other Investors may be entitled pursuant to Section 2.4 of the Prior Agreement. Such waiver shall be binding upon all parties to the Prior Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY

SHUTTERFLY, INC.

By:	/s/ Stephen E. Recht

Stephen E. Recht
Chief Financial Officer

Address:	2800 Bridge Parkway, Suite 101
Redwood City, CA 94065
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Sutter Hill Ventures, a California Limited Partnership

By:	/s/ Jim White

Its:

Managing Director of the General Partner
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

David L. Anderson, Trustee of The Anderson Living Trust U/A/D 1/22/98

By:	/s/ David L. Anderson

David L. Anderson, Trustee

Anvest, L.P.

By:	/s/ David L. Anderson

David L. Anderson, General Partner
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of The Baker Revocable Trust U/A/D 2/3/03

By:	/s/ G. Leonard Baker, Jr.

G. Leonard Baker, Jr., Trustee

Saunders Holdings, L.P.

By:	/s/ G. Leonard Baker, Jr.

G. Leonard Baker, Jr., General Partner
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

William H. Younger, Jr. and Lauren L. Younger, Co-Trustees of The Younger Living Trust U/A/D 1/20/95

By:	/s/ William H. Younger, Jr.

William H. Younger, Jr., Trustee
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Tench Coxe and Simone Otus Coxe, Co-Trustees of The Coxe Revocable Trust U/A/D 4/23/98

By:	/s/ Tench Coxe

Tench Coxe, Trustee

Tench Coxe, Trustee of The Tamerlane Charitable Remainder Unitrust

By:	/s/ Tench Coxe

Tench Coxe, Trustee
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ James C. Gaither

James C. Gaither
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Jeffrey W. Bird and Christina R. Bird as Trustees of Jeffrey W. and Christina R. Bird Trust Agreement Dated 10/31/00

By:	/s/ Jeffrey W. Bird

Jeffrey W. Bird, Trustee
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

David E. Sweet and Robin T. Sweet as Trustees of The David and Robin Sweet Living Trust Dated 7/6/04

By:	/s/ David E. Sweet

David E. Sweet, Trustee
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Lynne M. Brown

Lynne M. Brown
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

/s/ Patricia Tom

Patricia Tom
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Robert Yin and Lily Yin as Trustees of Yin Family Trust Dated March 1, 1997

By:	/s/ Robert Yin

Robert Yin, Trustee
[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Hossack

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H. Younger, Jr.

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO James N. White

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Jeffrey W. Bird

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover)

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne M. Brown

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne M. Brown (Rollover)

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Post)

By:	/s/ Vicki Bandel

Its:	Asst. V.P. & Trust Officer

[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Monaco Partners L.P., a Nevada Limited Partnership		Woodside Ventures Limited Partnership

By:	/s/ Harvey Armstrong	By:	/s/ Harvey Armstrong

Name:	Harvey Armstrong	Name:	Harvey Armstrong

Title:	Sec. of G.P.	Title:	Sec. of G.P.

JHC Investments, LLC		Atherton Properties Partnership, L.P.

By:	/s/ Harvey Armstrong	By:	/s/ Harvey Armstrong

Name:	Harvey Armstrong	Name:	Harvey Armstrong

Title:	Secretary	Title:	Sec. of G.P.

JHC Investments 2000, LLC		Mountain Wood Properties, LLC

By:	/s/ Harvey Armstrong	By:	/s/ Harvey Armstrong

Name:	Harvey Armstrong	Name:	Harvey Armstrong

Title:	Secretary	Title:	Manager

[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS Mohr, Davidow Ventures V, L.P. By: Fifth MDV Partners, L.L.C., General Partner
By:	/s/ Nancy Schoendorf
Nancy Schoendorf, Member

Mohr, Davidow Ventures V-L, L.P. By: Fifth MDV Partners, L.L.C., General Partner
By:	/s/ Nancy Schoendorf
Nancy Schoendorf, Member

Mohr, Davidow Ventures V, L.P. as nominee for MDV Entrepreneurs’ Network Fund II (A), L.P. and MDV Entrepreneurs’ Network Fund II (B), L.P. By: Fifth MDV Partners, L.L.C., General Partner
By:	/s/ Nancy Schoendorf
Nancy Schoendorf, Member

[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS: T&G Partners Limited Partnership
By:	/s/ TJG

Name:

Title:

[Signature Page to Shutterfly, Inc. Fifth Amended and Restated Investors’ Rights Agreement]

Schedule A
Schedule of Investors

Sutter Hill Ventures, a California Limited Partnership
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

David L. Anderson, Trustee of
The Anderson Living Trust U/A/D 1/22/98
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

David L. Anderson, General Partner
Anvest, L.P.
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

G. Leonard Baker, Jr. and Mary Anne Baker, Co-Trustees of
The Baker Revocable Trust U/A/D 2/3/03
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

G. Leonard Baker, Jr., General Partner
Saunders Holdings, L.P.
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

William H. Younger, Jr. and Lauren L. Younger, Co-Trustees of
The Younger Living Trust U/A/D 1/20/95
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

Schedule A (continued)

Schedule of Investors

Tench Coxe and Simone Otus Coxe, Co-Trustees of
The Coxe Revocable Trust U/A/D 4/23/98
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

Tench Coxe, Trustee
The Tamerlane Charitable Remainder Unitrust
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

James C. Gaither
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

Jeffrey W. Bird and Christina R. Bird as Trustees of
Jeffrey W. and Christina R. Bird Trust Agreement Dated 10/31/00
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

David E. Sweet and Robin T. Sweet as Trustees of
The David and Robin Sweet Living Trust Dated 7/6/04
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

Lynne M. Brown
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

Schedule A (continued)

Schedule of Investors

Patricia Tom
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

Robert Yin and Lily Yin as Trustees of
Yin Family Trust Dated March 1, 1997
c/o Sutter Hill Ventures
Attn: Jim White
755 Page Mill Road, Suite A-200
Palo Alto, CA 94304-1005
Fax (650) 858-1854

SHV Profit Sharing Plan FBO Sherryl W. Hossack
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

SHV Profit Sharing Plan FBO David L. Anderson
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

SHV Profit Sharing Plan FBO William H. Younger, Jr.
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

SHV Profit Sharing Plan FBO Tench Coxe
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

Schedule A (continued)

Schedule of Investors

SHV Profit Sharing Plan FBO James N. White
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

SHV Profit Sharing Plan FBO Jeffrey W. Bird
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

SHV Profit Sharing Plan FBO David E Sweet (Rollover)
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

SHV Profit Sharing Plan FBO Lynne M. Brown
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

SHV Profit Sharing Plan FBO Lynne M. Brown (Rollover)
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

SHV Profit Sharing Plan FBO Patricia Tom (Post)
c/o Wells Fargo Bank, N.A., Trustee
Attention: Vicki Bandel
420 Montgomery Street, 2nd Floor
San Francisco, CA 94104
Fax (415) 956-9362

Monaco Partners L.P., a Nevada Limited Partnership
1700 Seaport Blvd., 4th Floor
Redwood City, CA 94087
Fax (650) 210-5010

Schedule A (continued)

Schedule of Investors

JHC Investments, LLC
1700 Seaport Blvd., 4th Floor
Redwood City, CA 94087
Fax (650) 210-5010

JHC Investments 2000, LLC
1700 Seaport Blvd., 4th Floor
Redwood City, CA 94087
Fax (650) 210-5010

Woodside Ventures Limited Partnership
1700 Seaport Blvd., 4th Floor
Redwood City, CA 94087
Fax (650) 210-5010

Atherton Properties Partnership, L.P.
1700 Seaport Blvd., 4th Floor
Redwood City, CA 94087
Fax (650) 210-5010

Mountain Wood Properties, LLC
1700 Seaport Blvd., 4th Floor
Redwood City, CA 94087
Fax (650) 854-7365

Mohr, Davidow V-L, L.P.
2775 Sand Hill Rd., Suite 240
Menlo Park, CA 94025
Fax (650) 854-7365

Mohr, Davidow V, L.P.
2775 Sand Hill Rd., Suite 240
Menlo Park, CA 94025
Fax (650) 854-7365

Mohr, Davidow Ventures V, L.P. as nominee for
MDV Entrepreneurs’ Network Fund II (A), L.P.
and MDV Entrepreneurs’ Network Fund II (B), L.P.
2775 Sand Hill Rd., Suite 240
Menlo Park, CA 94025
Fax: (650) 854-7365

T&G Partners Limited Partnership
52 Monte Vista Ave.
Atherton, CA 94027

Schedule A (continued)

Schedule of Investors

Adobe Ventures III, L.P.
H&Q Venture Associates, LLC
1 Bush Street
San Francisco, CA 94104

Adobe Ventures IV, L.P.
1 Bush Street
San Francisco, CA 94104

GV Shutterfly Investors, L.P.
1 Bush Street
San Francisco, CA 94104

TI Ventures III, L.P.
1 Bush Street
San Francisco, CA 94104

The Goldman Sachs Group, Inc.
85 Broad St., 10th Floor
NY, NY 10009
Fax (212) 357-5505

The Charles Schwab Corporation
120 Kearny St., 30th Fl.
San Francisco, CA 94018
Fax (415) 636-5273

TD Waterhouse Group, Inc.
100 Wall Street
New York, New York 10005
Fax (212) 908-7242

Michiel Lyppens
Van Eeghenstraat 80
1071 GK Amsterdam Holland

Harvey Armstrong
94 La Loma Drive
Menlo Park, CA 94025

Gina Kirkpatrick
PO Box 403844
Miami Beach, FL 33140

Alison Henderson
1314 East Las Olas Blvd.
Apt 1063
Fort Lauderdale, FL 33301

Schedule A (continued)

Schedule of Investors

Nigel Whitton
1314 East Las Olas Blvd.
Apt 1063
Fort Lauderdale, FL 33301

WS Investment Company, LLC
650 Page Mill Road
Palo Alto, California 94304-1050

WS Investment Company, 2000B
650 Page Mill Road
Palo Alto, California 94304-1050

G&H Partners
155 Constitution Drive
Menlo Park, CA 94025

Ram Shriram
21510 Saratoga Heights Drive
Saratoga, CA 95070

Steve Blank
216 Marmona Drive
Menlo Park, CA 94025

Big Basin Partners, L.P.
14585 Big Basin Way
Saratoga, CA 95070

Comdisco, Inc.
6111 North River Road
Rosemont, IL 60018

Claire Bienen
300 East 93rd Street, Apt. 63B
New York, NY 10128

Danny Loh
34350 Eucalyptus Terrace
Fremont, CA 94555

Daniel Baum
685 San Mateo Drive
Menlo Park, CA 94025